                                                                  Rule 424(b)(2)
                                                      Registration No. 333-45211

PRICING SUPPLEMENT NO. 3      DATED 09-08-98

(To Prospectus Dated February 17, 1998 as supplemented by Prospectus Supplement Dated March 30, 1998)



                                  U.S. BANCORP

                      Medium-Term Notes, Series J (Senior)
                   Medium-Term Notes, Series K (Subordinated)


CUSIP: 91159H EK2                  Issue Price (Dollar Amount and Percentage of Principal Amount):
                                   $49,000,000.00/100%

Series:                            Proceeds to the Company: $49,000,000.00

[X] Series J (Senior)              Interest Rate/Initial Interest Rate: T.B.D. 9-9-98
[_] Series K (Subordinated)
                                   Interest Payment Dates: The 11th monthly beginning 10-13-98
Form of Note:
                                   Regular Record Dates: 15th calendar day prior to payment date
[X] Book-Entry
[_] Certificated                   Interest Determination Dates: 2 Business days prior to Reset/Payment Date

Principal Amount: $49,000,000.00   Interest Reset Dates: The 11th monthly beginning 10-13-98

Trade Date: 9-8-98                 Index Source: Telerate 3750

Original Issue Date: 9-11-98       Index Maturity: 1 month

Maturity Date: 9-13-99             Spread: -.07%

Interest Rate Basis (and,          Spread Multiplier:
if applicable, related
Interest Periods):                 Maximum Interest Rate:

[_] Fixed Rate Notes               Minimum Interest Rate:
[_] Commercial Paper Rate Note
[_] Federal Funds Rate Note        Day Count: Actual/360
[X] LIBOR Note
[_] Prime Rate Note                For Original Issue Discount Notes:
[_] Eleventh District Cost
     of Funds Rate Note                    Original Issue Discount:      %
[_] CD Rate Note
[_] Treasury Rate Note                     Yield to Maturity:            %
[_] J.J. Kenny Rate Note
[_] CMT Rate Note
[_] Other Base Rate
    (as described below)
[_] Zero Coupon Note

Redemption Terms:
                                        Original Issue Discount Notes:

Other Terms:
ALL-IN=LIBOR: -.07%                          [_] Subject to special provisions set forth therein
                                                 with respect to the principal amount thereof
Agent: Goldman Sachs                             payable upon any redemption or acceleration of
                                                 the maturity thereof.
                                                 [_] For Federal income tax purposes only.

                                        Is the record or beneficial owner a California resident?
                                                  Yes          No  X
                                                      -----      ------

                                        /s/ BRETT BOUSHELE